EXHIBIT 10i

                            TERM LOAN AGREEMENT
                           (Bank Holding Company)


                          Dated as of May 31, 1996


     This Agreement is between FORT WAYNE NATIONAL CORPORATION, a corporation formed under the laws of the State of Indiana ("Borrower"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation ("Lender"), with a banking office at 50 South LaSalle Street, Chicago, Illinois 60675.


                         SECTION 1.  THE TERM LOAN

     SECTION 1.1. THE COMMITMENT. Subject to the terms and conditions of this Agreement, Lender agrees to make a single loan (the "Term Loan") to Borrower on or before May 31, 1996 (on which date the Commitment, as hereinafter defined, shall terminate) in the amount of $15,000,000 (the "Commitment").


      SECTION 1.2. LOANS. Subject to the terms and conditions of this Agreement, the Term Loan shall be subdivided into portions from time to time as specified by Borrower pursuant to Section in order to permit Borrower to elect to have interest computed on such portions at the Prime-Based Rate, LIBOR and the Federal Funds Rate (as those terms are defined in Section 2.l(a)) as provided in this Agreement, each of which portions shall be called a "Loan" and all or some of which shall be called, collectively, ''Loans". The "date" of a Loan or the "making" of a Loan shall be the date of the making of the Term Loan or the date on which another Loan or Loans were changed into such Loan, as the case may be.


     SECTION 1.3.  NOTICE AND DISBURSEMENT. The Borrower shall give the
Lender
written or telephonic notice of the borrowing of the Term Loan hereunder, which notice shall specify the amount and type of the Loans which will comprise such Term Loan. Such notice shall be delivered or communicated by telephone to the Lender by 10:00 a.m., Chicago time, on the date on which it must be given (as provided in Section 2.3) and shall be effective only on receipt by the Lender.

     SECTION 1.4. TERM NOTE: AMORTIZATION. The Term Loan shall be evidenced by a promissory note (the "Term Note") substantially in the form of Exhibit A, with appropriate insertions, dated the date of the Term Loan, payable to the order of Lender, and in the original principal amount of the Term Loan; Borrower shall execute and deliver the Term note as a condition precedent to Lender's obligation to make the Term Loan. The Term Loan shall be payable in twenty-eight
(28) equal, consecutive, quarterly principal installments, the first 27 installments being in the amount of $535,714.28 each and the 28th installment being in the amount of $535,715, one installment being payable on the last Banking Day of each March,

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June, September and December commencing in September, 1996.

                   SECTION 2.  INTEREST AND FEES

     SECTION 2.1. INTEREST RATE. Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder at the following rate per year:

     (a) Before maturity of any Loan, whether by acceleration or otherwise, at the option of Borrower, subject to the terms hereof at a rate equal to:

           (i) The "Prime-Based Rate", which shall mean the Prime Rate (as hereinafter defined);

          (ii) "LIBOR" for any Loan for any Interest Period therefor, which shall mean that fixed rate of interest per year for deposits in United States dollars offered to Lender in or through the London interbank market at or about 10:00 a.m., London time, two Banking Days before the rate is to take effect in an amount corresponding to the amount of such Loan and for the Interest Period requested, divided one minus any applicable reserve requirement (expressed as a decimal), on Eurodollar deposits of the same amount and for a period equal in duration to such Interest Period as determined by Lender in its sole discretion, plus three-eighths percent (3/8%); or

          (iii) "Federal Funds Rate", which shall mean the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers. The Federal Funds Rate shall be determined by Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by Lender. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to Federal funds transactions on that date. In the case of Saturday, Sunday or legal holiday, the Federal Funds Rate shall be the rate applicable to Federal funds transactions on the immediately preceding day for which the Federal Funds Rate is reported, a three-eighths percent (3/8%).

     (b) After the maturity of any Loan, whether by acceleration or otherwise, such Loan shall bear interest until paid at a rate equal to two percent (2%) in addition to the rate in effect immediately prior to maturity (but not less than the Prime-Based Rate in effect at maturity).



     SECTION 2.2. RATE SELECTION. Borrower shall select and change its selection of the interest rate as among LIBOR, the Federal Funds Rate and the Prime-Based Rate, as applicable, to apply to at least $100,000 and in integral multiples of


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$100,000 thereafter of any Loan, subject to the requirements herein stated:


     (a) At the time any Loan is made;

     (b) At the expiration of a particular Interest Period selected for the outstanding principal balance of any Loan bearing interest at LIBOR; and

     (c) At any time for the outstanding principal balance of any Loan bearing interest at the Prime-Based Rate or the Federal Funds Rate.


     SECTION 2.3. RATE CHANGES AND NOTIFICATIONS.

     (a) LIBOR. If on the date of the Term Loan any Loan is to bear interest at LIBOR or Borrower thereafter wishes to change the rate of interest on any Loan to LIBOR or to continue at LIBOR any Loan bearing interest at LIBOR, within the limits described above, it shall, not less than two Banking Days of the Lender prior to the Banking Day of the Lender on which such rate is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the Loan to which LIBOR is to apply, and, in addition, the desired duration of the Interest Period; provided, that Interest Periods shall be selected such that on any date on which principal is due pursuant to Section 1.4, the principal amount of Loans not subject to Interest Periods that end after such date equals or exceeds the amount of principal then due.

     (b) Federal Funds Rate. If on the date of the Term Loan any Loan is to bear interest at the Federal Funds Rate or Borrower thereafter wishes to change the rate of interest on any Loan to the Federal Funds Rate, it shall, at or before 10:00 m., Chicago time on the date of the Term Loan or the date such change is to take effect, which shall be a Banking Day, give written or telephonic notice thereof, which shall be irrevocable; provided, that the rate of interest on any Loan bearing interest at LIBOR may be changed only on the last day of any Interest Period therefor. Such notice shall specify the Loan to which the Federal Funds Rate is to apply.

     (c) Prime-Based Rate. If on the date of the Term Loan any Loan is to bear interest at the Prime-Based Rate or Borrower thereafter wishes to change the rate of interest on a Loan to the Prime-Based Rate, it shall, at or before 10:00 a.m., Chicago time on the date the Term Loan or the date such change is to take effect, which shall be a Banking Day of the Lender, give written or telephonic notice thereof, which shall be irrevocable; provided, that the rate of interest on any Loan bearing interest at LIBOR may be changed only on the last day of the Interest Period therefor. Such notice shall specify the Loan to which the Prime-Based Rate is to apply.

     (d) Failure to Notify. If Borrower does not notify Lender at the expiration of a selected Interest Period with respect to any principal outstanding at LIBOR, then in the absence of such notice Borrower shall be deemed to have elected to have such principal accrue interest after the respective LIBOR interest Period at the Prime-Based Rate.

     SECTION 2.4. INTEREST PAYMENT DATES. Accrued interest shall be paid (a) in respect of each Loan to which the Prime-Based Rate applies. on the last Banking Day of each March, June, September and December, (b) in respect of each Loan to which LIBOR applies, on each Interim Maturity Date therefor and, if such Interest Period is longer than three months, also each three month after the commencement of such Interest Period, (c) in respect of each Loan to which the Federal Funds Rate applies, on the last Banking Day of each March, June, September and December, (d) in respect of any Loan, on the payment thereof in full and (e) in respect of principal paid on the due date of any installment of principal of the Term Loan, on such due date. After maturity of any installment, interest shall be payable upon demand.

     SECTION 2.5.  ADDITIONAL PROVISIONS WITH RESPECT TO FEDERAL
FUNDS RATE AND
     LIBOR LOANS. The selection by Borrower of the Federal Funds Rate or LIBOR and the maintenance of Loans to such rate shall be subject to the following additional terms and conditions:

     (a) Availability of Deposits at a Determined Rate. If, after Borrower has elected to borrow or maintain any Loan at the Federal Funds Rate or LIBOR, Lender notifies Borrower that:

           (i) United States dollar deposit in the amount and for the maturity requested are not available to Lender (in the case of LIBOR, in the London interbank market); or

          (ii) Reasonable means do not exist for Lender to determine the Federal Funds Rate or LIBOR for the amount and maturity requested;


     all as determined by the Lender in its sole discretion, then the Loans to be subject to the Federal Funds Rate or LIBOR shall instead accrue or shall continue to accrue interest at the Prime-Based Rate.

     (b) Prohibition of Making, Maintaining, or Repayment of Principal at the Federal Funds rate or LIBOR. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit the making, maintenance or continuation of any Loan which interest at LIBOR or the Federal Funds Rate or prohibit or extend the me at which any such Loan or deposit taken to find the same may be purchased, maintained, or repaid, then from and after the date the prohibition or extension becomes effective, the Loan subject to that prohibition or extension shall be interest a the Prime-Based Rate.

     (c) Payments of Principal and Interest to be Inclusive of Any Taxes or Costs. All payments of principal and interest shall include, and Borrower hereby indemnifies Lender for, any taxes and costs incurred by Lender resulting from having Loans outstanding hereunder at the Federal Funds Rate or LIBOR Without limiting the generality of the preceding obligation,

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
     illustrations of such taxes and costs are:

          (i) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other an income taxes imposed by the United States or the State of Illinois on the income of Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

          (ii) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Lender with respect to Loans outstanding at the Federal Funds Rate or LIBOR (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

           (iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

          (iv) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by Lender;

               (A) To make or maintain a Loan outstanding at LIBOR or the Federal Funds Rate; or

               (B) As the result of a voluntary prepayment at a date other than the last day of an Interest Period in respect of any Loan outstanding at LIBOR; or

               (C) As the result of a mandatory repayment at a date other than the last day of an Interest Period in respect of any Loan outstanding at LIBOR as a result of Borrower exceeding any applicable borrowing base or as the result of the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder; or

                (D) As the result of a prohibition on making, maintaining, or repaving principal outstanding at the Federal Funds Rate or LIBOR.

   If Lender incurs any such taxes or costs, Borrower, upon demand in writing specifying such taxes and costs, shall promptly pay them; save for manifest

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
     error Lender's  specification shall be presumptively deemed correct.

    SECTION 2.6. BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 60 days, including the date a Loan is made and excluding the date a Loan or any portion thereof is paid or prepaid.

                     SECTION 3. PAYMENTS AND PREPAYMENTS

    SECTION 3.1. PREPAYMENTS. Borrower may prepay without penalty or premium any principal bearing interest at the Prime-Based Rate or the Federal Funds Rate. If Borrower prepays any principal bearing interest at LIBOR in whole or in part, or if the maturity of any such LIBOR principal is accelerated, then, to the fullest extent permitted by law Borrower shall also pay Lender for all losses (including but not limited to interest rate margin and any other losses of anticipated profits) and expenses incurred by reason of the liquidation or reemployment of deposits acquired by Lender to make the Loan or maintain principal outstanding at LIBOR. Upon Lender's demand in writing specifying such losses and expenses. Borrower shall promptly pay them; Lender's specification shall be deemed correct in the absence of manifest error. All Loans or portions thereof made at LIBOR shall be conclusively deemed to have been funded by or on behalf of Lender in the London interbank market by the purchase of deposits corresponding in amount and maturity to the amount and Interest Periods selected (or deemed to have been selected) by Borrower under this Agreement. Any partial repayment or prepayment shall be in an amount of at least $500,000, and shall be applied to the unpaid installments of the Term Loan in the inverse order of maturity.

    SECTION 3.2. FUNDS. All payments of principal and interest shall be made in immediately available funds to Lender at its banking office indicated above or as otherwise directed by Lender.

                  SECTION 4.  PRESENTATIONS AND WARRANTIES

     To induce Lender to make the Term Loan, Borrower represents and warrants to Lender that:

     SECTION 4.1. ORGANIZATION. Borrower is existing and in good standing as a duly qualified and organized bank holding company. Borrower and any Subsidiary (as defined below) are existing and in good standing under the laws of their state or jurisdiction of formation, and are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower. Borrower and any Subsidiary have the power and authority to own their properties and to carry on their businesses as now being conducted.

     SECTION 4.2. AUTHORIZATION; NO CONFLICT; BINDING EFFECT. The execution, delivery, and performance of this Agreement and all related documents and instruments: (a) are within Borrower's powers; (b) have been authorized by all necessary corporate action; (c) have received any and all necessary governmental approval; and (d) do not and will not contravene or conflict with any provision of law or charter or by-laws of Borrower or any agreement affecting Borrower or its

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
property. This Agreement is, and the Term Note when executed and delivered will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

     SECTION 4.3. FINANCIAL STATEMENTS. Borrower has supplied copies of the following financial or other statements to Lender:

     (a) The Borrower's unaudited consolidated financial statements as at March 31, 1996;

     (b) The Borrower's audited consolidated and consolidating financial statements as at December 31, 1995; and

     (c) A copy of the Call Report furnished to the Federal Deposit Insurance Corporation with respect to each Subsidiary Bank, as of March 31, 1996.


Such statements have been furnished to Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present the financial condition of Borrower and any Subsidiary as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse change in the business, condition properties, assets, operations, or prospects of Borrower or any Subsidiary has occurred of which Lender has not been advised in writing before this Agreement was signed. There is no known contingent liability of Borrower or any Subsidiary (excluding loan commitments, letters of credit, and other contingent liabilities incurred in the ordinary course of the banking business) which is material in amount and which is not reflected in such financial statements or of which Lender has not been advised in writing before this Agreement was signed.

     SECTION 4.4. TAXES. Borrower and any Subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of Borrower or any Subsidiary, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of Borrower or the appropriate Subsidiary, and as to which no foreclosure, sale or similar proceedings have been commenced. Borrower and any Subsidiary have set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     SECTION 4.5. LIENS. None of the assets of Borrower or any Subsidiary is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except: (a) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or Loan or portion thereof or borrowed money or the deferred purchase price of property or services; (c) to the extent specifically shown in the financial statements referred to above; (d) for liens in favor or Lender; and (e) liens and security interests securing deposits of public funds, repurchase agreements, Federal funds purchased, trust assets, and other similar liens granted in the ordinary course of the banking business.

      SECTION 4.6. ADVERSE CONTRACTS. either Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which may have a material and adverse effect on the business, assets, labilities, financial condition, operations or business prospects of Borrower and its Subsidiaries taken as a whole or on the ability of Borrower to perform its obligations under this agreement or the Note. Neither Borrower nor any Subsidiary has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

      SECTION 4.7. REGULATION U. Borrower is not engaged principally in, noris one of Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

      SECTION 4.8. LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against Borrower which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of Borrower or any Subsidiary, except as and if set forth (including estimates of the dollar amounts involved) in a schedule furnished by Borrower to Lender before this Agreement was signed.

      SECTION 4.9. FDIC INSURANCE. The deposits of each Subsidiary Bank of the Borrower are insured by the FDIC and no act has occurred which would adversely affect the status of such Subsidiary Bank as an FDIC insured bank.

    SECTION 4.10.  INVESTIGATIONS. Neither the Borrower nor any Subsidiary
Bank is under investigation by, or is operating under the restrictions imposed by or agreed to in connection with, any regulatory authority other than routine examinations by regulatory authorities having jurisdiction over Borrower or such Subsidiary.

     SECTION 4.11. SUBSIDIARIES. Attached hereto as Exhibit B is a correct and complete list of all Subsidiaries of Borrower.



                          SECTION 5.  COVENANTS

      Until all obligations of Borrower hereunder and under the Term Note are paid and fulfilled in full, Borrower agrees that it shall, and shall cause any

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Subsidiary to, comply with the following covenants, unless Lender consents otherwise in writing:

      SECTION 5.1. EXISTENCE, MERGERS, ETC. Borrower and any Subsidiary shall preserve and maintain their corporate, partnership or joint venture (as applicable) existence, and will not liquidate, dissolve, or merge, or consolidate with or into any other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of their assets other than in the ordinary course of business as now conducted, except that:

     (a) Any Subsidiary may merge or consolidate with or into Borrower or any one or more wholly-owned Subsidiaries;

      (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or one or more wholly-owned Subsidiaries; and

     (c) Borrower may enter into a merger or consolidation with any person, firm or corporation that is not a Subsidiary if (I) immediately prior and after giving effect thereto, no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, (ii) Borrower shall be the surviving entity and (iii) at least 50% of the consolidated assets of the surviving entity shall have been assets of Borrower immediately prior to such merger or consolidation.

Borrower and any Subsidiary shall take all steps to become and remain duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower.

      SECTION 5.2.  REPORTS, CERTIFICATES AND OTHER INFORMATION.
Borrower shall furnish (or cause to be furnished) to Lender:

     (a) Interim Reports. Within sixty (60) days after the end of each quarter of each fiscal year of Borrower, a copy of an unaudited financial statement of Borrower and any Subsidiary prepared on a consolidated basis consistent with the consolidated financial statements of Borrower and any Subsidiary referred to above, signed by an authorized officer of Borrower and consisting of at least: (i) a balance sheet as at the close of such quarter; and (ii) a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

     (b) Audit Report. Within one hundred five (105) days after the end of each fiscal year of Borrower, a copy of an annual report of Borrower and any Subsidiary prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the consolidating and consolidated financial statements of Borrower and any Subsidiary referred to above, duly certified by independent certified public accountants of recognized standing satisfactory to Lender, accompanied by an opinion without significant qualification.


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
    (c) FDIC Call Reports/Non-performing Loans. Within Sixty (60) days after the end of each quarter of each fiscal year of each Subsidiary Bank, a copy of the Call Report furnished to the FDIC with respect to such quarter by such Subsidiary Bank. If the foregoing Call Report does not state the amount of all loans made by such Subsidiary Bank that are ninety (90) days or more past due (either principal or interest), in non-accrual status, or listed as "other restructured" or "other real-estate owned" in any reports to regulatory authorities, then the Borrower shall furnish or cause such Subsidiary Bank to furnish Lender with a schedule of all such loans.

     (d) Certificates. Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided for in this Section, a certificate dated the date of such annual report or such quarterly statement and signed by either the resident, the Chief Financial Officer or the Treasurer of Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, it there is any such event, describing it and the steps if any, being taken to cure it, and containing (except in the case of the certificate dated the date of the annual report) a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement.

     (e) Reports to SEC and to Shareholders. Copies of each filing and report made by Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, except in respect of any single shareholder, and of each communication from Borrower or any Subsidiary to Shareholders generally, promptly upon the filing or making thereof.

     (f) Notice of Default, Litigation and ERISA Matters. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by Borrower or any Subsidiary affected in respect thereof: (i) the occurrence of an Event of Default or an Unmatured Event of Default; (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to Borrower or any Subsidiary on a consolidated basis;
     (iii) the occurrence of a reportable event under, or the institution of steps by Borrower or any Subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plans as to which Borrower or any of its Subsidiaries may have any liability and which may have a material adverse impact on the ability of Borrower to repay the Loans in full on a timely basis; or (iv) the issuance of any cease and desist order, memorandum of understanding, cancellation of insurance, or proposed disciplinary action from the Federal Deposit Insurance Corporation or other regulatory entity.

     (g) Other Information. From time to time such other information, financial or otherwise, concerning Borrower, any Subsidiary or any Guarantor as Lender may reasonably request, including without limitation personal financial statements of any individual Guarantor (as defined below) on Lender's then-current form on and as of such dates as Lender may reasonably request.

      SECTION 5.3. INSPECTION. At Borrower's expense if an Event of Default or Unmatured Event of Default has occurred or is continuing, Borrower and any

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Subsidiary shall permit Lender and its agents at any time during normal business hours to inspect their properties and to inspect and make copies of their books and records.



SECTION 5.4.  FINANCIAL  REQUIREMENTS

     (a) Net Worth. Borrower shall maintain at all times a minimum consolidated Tangible Net Worth equal to at least $220,000,000.

     (b) Total Debt to Net Worth. Borrower's total indebtedness for borrowed money (specifically excluding the indebtedness for borrowed money of Borrower's Subsidiaries) shall not at any time exceed thirty-five percent 35%) of its Tangible Net Worth.

     (c) Risk-Based Capital. Borrower shall maintain on a consolidated basis at all times a ratio of Tier 1 Capital to average quarterly assets less all non-qualified intangible assets of at lest five percent (5%), calculated on a consolidated basis. The Borrower shall maintain on a consolidated basis at all times a ratio of Total Capital to risk-weighted assets of not less than ten percent (10%), at least sixty percent (60%) of which shall consist of Tier 1 Capital. Each Subsidiary Bank shall maintain at all times a ratio of Tier 1 Capital to average quarterly assets less all non-qualified intangible assets of at least four percent (4%). Each Subsidiary Bank shall maintain at all times a ratio of Total Capital to risk-weighted assets of not less than eight percent (8%), at least sixty percent (60%) of which shall consist of Tier 1 Capital.

     (d) Return on Average Assets. The Borrower's consolidated net income shall be at least eighty-five hundredths of one percent (.85%) of its average assets, calculated on an annualized basis as at the last day of each fiscal quarter of the Borrower.

     (e) Nonperforming Assets. All assets of all Subsidiary Banks and other Subsidiaries classified as ''non-performing" (which shall include all loans in non-accrual status, more than ninety (90) days past due in principal or interest, restructured or renegotiated, or listed as "other restructured" or "other real estate owned") on the FDIC or other regulatory agency call report shall not exceed at any time twenty percent (20%) of the Tier 1 Capital of the Borrower and its Subsidiaries on a consolidated basis and shall not exceed at any time three percent (3%) of the loans of the Borrower and it's Subsidiaries on a consolidated basis.

     (f) Loan Loss Reserves Ratio. Each Subsidiary Bank shall maintain at all times on a consolidated basis a ratio of loan loss reserves to loans of not less than one percent (1%). Each Subsidiary Bank shall maintain at all times on a consolidated basis a ratio of loan loss reserves to non-performing loans of not less than eighty-five percent (85%).

     SECTION 5.5. LIENS AND TAXES. Borrower and any Subsidiary shall:

     (a) Liens. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of their assets now or hereafter owned or acquired (specifically including but not limited to the capital stock of any of the Subsidiary Banks), or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section shall not be deemed to apply to: (i) liens existing on the date of this Agreement of which Lender has been advised in writing before this Agreement was signed; (ii) liens of landlords, contractors, laborers or supplymen, tax liens, or liens securing performance or appeal bonds, or other similar liens or charges arising out of Borrowers business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established and no foreclosure, sale or similar proceedings have commenced: (iii) liens in favor of Lender; and (iv) liens on the assets of any Subsidiary Bank arising in the ordinary course of the banking business of such Subsidiary Bank.

     (b) Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings as to which adequate reserves shall have been established, and no foreclosure, sale or similar proceedings have commenced.

    (c) Guaranties. Not assume, guarantee, endorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or loan or any portion thereof any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity, except: (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, issuance of letters of credit or similar instruments or documents in the ordinary course of business; and (ii) except as permitted by this Agreement.

     SECTION 5.6. INVESTMENTS AND LOANS. Neither Borrower nor any
Subsidiary
shall make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any legal entity, except that Borrower and any Subsidiary may:

     (a) Purchase or otherwise acquire and own short-term money market items (specifically including but not limited to preferred stock mutual funds);

     (b) Invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon Borrower's purchase or other acquisition of twenty-five percent (25%) or more of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement;

     (c) Invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement or otherwise), purchase of securities, capital contributions, or otherwise, in Subsidiaries other than banks or Subsidiary Banks; and

     (d) Make any investment permitted by applicable governmental laws and regulations.

Nothing in this Section 5.6 shall prohibit the Borrower or any Subsidiary Bank from making loans, advances, or other extensions of credit in the ordinary course or banking upon substantially the same terms as heretofore extended by them in such business or upon such terms as may at the time be customary in the banking business.

      SECTION 5.7.  CAPITAL STRUCTURE   AND DIVIDENDS.  Neither Borrower
nor any
Subsidiary shall purchase or redeem, or obligate itself to purchase or redeem, any shares of Borrower's capital stock, of any class, issued and outstanding from time to time, or any partnership, joint venture or other equity interest in Borrower or any Subsidiary; or declare or pay any dividend (other than dividends payable in its own common stock or to Borrower) or make any other distribution in respect of such shares or interest other than to Borrower, except that (I) Borrower may declare or pay cash dividends to holders of the stock of Borrower in any fiscal year in an amount not to exceed fifty percent (50%) of Borrower's consolidated net income for the immediately preceding fiscal year, (ii) Borrower may declare or pay cash dividends (A) to holders of preferred stock of the Borrower issued in connection with the acquisition referred to in Section 5.10(b) on the date of such acquisition in any fiscal year in an amount not to exceed six percent (6%) of the face amount of such preferred stock and (B) to holders of preferred stock of Borrower issued after the date of this Agreement in any fiscal year in an amount not to exceed ten percent (10%) of the face amount of such preferred stock provided, that Borrower shall not issue in the aggregate after the date of this Agreement preferred stock having a face amount in excess of $25,000,000), and
(iii) during any fiscal year, Borrower may repurchase and redeem outstanding shares of its capital stock in an aggregate amount not to exceed five percent (5%) of total Shareholders' paid-in capital plus retained earnings, as of the end of the previous fiscal year; provided that no Event of Default or Unmatured Event of Default exists as of the date of such declaration or payment or would result therefrom. Borrower shall continue to own, directly or indirectly, the same (or greater) percentage of the stock and partnership, joint venture, or other equity interest in each Subsidiary that it held on the date of this Agreement, and no Subsidiary shall issue any additional stock or partnership, joint venture or other equity interests, options or warrants in respect thereof, or securities convertible into such securities or interests, other than to Borrower.

      SECTION 5.8. MAINTENANCE OF PROPERTIES. Borrower and any Subsidiary shall maintain or cause to be maintained in good repair, working order and condition, all heir properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.9. INSURANCE. Borrower and any Subsidiary shall maintain insurance in responsible companies in such amounts and against such risks as is required by law and such other insurance, in such amount and against such hazards and liabilities, as is customarily maintained by bank holding companies and banks similarly situated. Each Subsidiary Bank shall have deposits insured by the Federal Deposit Insurance Corporation.

     SECTION 5.10.  USE OF PROCEEDS.

    (a) General. Borrower and any Subsidiary shall not use or permit any proceeds of the Term Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by Lender, Borrower and any Subsidiary will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1. No part of the proceeds of the Loans will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

    (b) Acquisition Financing. Borrower shall use the proceeds of the Term Loan solely to finance the purchase of all of the common and preferred shares of Valley Financial Services, Inc., South Bend, Indiana, including related expenses.

    SECTION 5.11. CONTINUE TO BE WELL CAPITALIZED. Borrower shall at all times be at least "well capitalized" on a consolidated basis as defined by the Federal Deposit Insurance Corporation Improvement Act of 1991 and any regulations issued thereunder, as such statute or regulation may be amended or supplemented from time to time.

     SECTION 5.12. COMPLIANCE WITH LAW. Borrower and each Subsidiary shall be in compliance with all laws and regulations (whether federal, stat or local and whether statutory, administrative, judicial or otherwise) and with every lawful governmental order or similar actions (whether administrative or judicial), specifically including but not limited to all requirements of the Bank Holding Company Act of 1956, as amended, and with the existing regulations of the Board of Governors of the Federal Reserve System relating to bank holding companies.



                    SECTION 6.  CONDITIONS OF LENDING

     SECTION 6.1. DOCUMENTATION: NO DEFAULT. The obligation of Lender to make the Term Loan is subject to the following conditions precedent:

     (a) Initial Documentation. Lender shall have received all of the following promptly upon the execution and delivery hereof, each duly executed and dated the date hereof, in from and substance satisfactory to Lender and its counsel, at the expense of Borrower, and in such number of signed counterparts as Lender may request (except for the Term Note, of which only the original shall be signed):

          (i) Note. the Term Note in the form of Exhibit A. with appropriate insertions;

          (ii) Resolution: Certificate of Incumbency. A copy of a resolution of the Board of Directors of Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Term Note and the other documents provided for in this Agreement, certified by an appropriate officer of Borrower, together with a certificate of an appropriate officer of Borrower, certifying the names of the officer(s) of Borrower authorized to sign this Agreement, together with a sample of the true signature of each such person (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

          (iii) Governing Documents. A copy of the articles of incorporation and by-laws of Borrower, certified by an appropriate officer of Borrower,

          (iv) Certificate of No Default. A certificate signed by an appropriate officer of Borrower to the effect that: (A) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the first Loan; and (B) the representations and warranties of Borrower contained herein are true and correct as at the date of the Term Loan as though made on that date;

          (v) Opinion of Counsel to Borrower. An opinion of counsel to Borrower to such effect as Lender may require; and

          (vi) Miscellaneous. Such other documents and certificates as Lender may reasonably request.

     (b) Representations and Warranties True. At the date of the Term Loan, Borrower's representations and warranties set forth herein shall be true and correct as of such date as- though made on such date.

     (c) No Default. At the time of the Term Loan, and immediately after giving effect to the Term Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of the Term Loan, or would result from the making or the Term Loan.

                              SECTION 7. DEFAULT

      SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

   (a) Failure to pay, when and as due, any principal amounts payable hereunder; or failure to pay, when and as due, any interest or other amounts payable hereunder and such failure shall continue for five (5) Banking Days; or failure to furnish (or cause to be furnished to) Lender when and as requested by Lender (but not more often than once every twelve months) fully completed personal financial statement(s) of any individual

    Guarantor on Lender's then-standard form together with such supporting information as Lender may reasonably request; or

    (b) Any default event of default, or similar event shall occur or continue under any other instrument, document, note, agreement, or guaranty delivered to Lender in connection with this Agreement, or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

    (c) There shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower, any Subsidiary or any Guarantor, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

    (d) Any representation. warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower, any Subsidiary or any Guarantor to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

    (e) Any guaranty of or pledge of collateral security for the Loans shall be repudiated or become unenforceable or incapable of performance; or

    (f) Borrower or any Subsidiary shall fail to comply with Section 5.1 hereof; or failure to comply with or perform any agreement or covenant of Borrower contained herein, which failure does not otherwise constitute an Event of Default, and such failure shall continue unremedied for ten (10) days after notice thereof to Borrower by Lender; or

    (g) Any Guarantor shall die, become incompetent, dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason; or

    (h) Any person or entity presently not in control of Borrower or any Guarantor, shall obtain control directly or indirectly of Borrower or any Guarantor, whether by purchase or gift of stock or assets, by contract, or otherwise; or

    (i) Any proceeding (judicial or administrative) shall be commenced against Borrower, any Subsidiary or any Guarantor, or with respect to any assets of Borrower, any Subsidiary or any Guarantor which shall threaten to have a material and adverse effect on the assets, condition or prospects of Borrower, any Subsidiary or any Guarantor; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of TWO MILLION FIVE
HUNDRED
    THOUSAND UNITED STATES DOLLARS ($2,500,000) in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Lender, shall be entered or agreed to in any suit or action commenced against Borrower, any Subsidiary or any Guarantor and shall not be satisfied or stayed for any period of 30 days; or

     (j) Borrower shall grant or any person (other than Lender) shall obtain a security interest in any collateral for the Loans; Borrower or any other person shall perfect (or attempt to perfect) such a security interest; a court shall determine that Lender does not have a first-priority security interest in any of the collateral for the Loans enforceable in accordance with the terms of the related documents; or any notice of a federal tax lien against Borrower shall be filed with any public recorder; or

    (k) There shall be any material loss or depreciation in the value of any collateral for the Loans for any reason. or Lender shall otherwise reasonably deem itself insecure; or, unless expressly permitted by the related documents, all or any part of any collateral for the Loans or any direct, indirect, legal, equitable or beneficial interest therein is assigned, transferred or sold without Lender's prior written consent; or

    (l) The FDlC or other regulatory entity shall issue or agree to enter into a letter agreement, memorandum of understanding, or a cease and desist order with or against the Borrower or any Subsidiary the assets of which constitute 10% or more of the consolidated assets of Borrower; or the Federal Deposit Insurance Corporation or other regulatory entity shall issue or enter into an agreement, order, or take any similar action with or against the Borrower or such Subsidiary materially adverse to the business or operation of the Borrower or any Subsidiary; or

     (m) Any bankruptcy, insolvency, reorganization arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower, any Subsidiary or any Guarantor; or Borrower, any Subsidiary or any Guarantor shall take any steps toward, or to authorize, such a proceeding; or

     (n) Borrower, any Subsidiary or any Guarantor shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of
    all or     a substantial portion of its usual business.

    SECTION 7.2. DEFAULT REMEDIES.

    (a) Upon the occurrence and during the continuance of any Event of Default specified in Section 7.1 (a)-(l), Lender at its option may declare the Term Note (principal, interest and other amounts) and any other amounts owed to the Lender immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in
    Section 7.1 (m)-(n), the Term Note (principal, interest and other amounts) and any other amounts owed to the Lender shall be immediately and automatically due and payable without action of any kind on the part of
     Lender. Upon the occurrence and during the continuance of any Event of

    Default, the Commitment shall immediately and automatically terminate without action of any kind on the part of Lender, and Lender may exercise any rights and remedies under this Agreement, the Term Note, any related document or instrument (including without limitation any pertaining to collateral), and at law or in equity.

    (b) Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                               SECTION 8.  DEFINITIONS

    SECTION 8.1. GENERAL. As used herein:

    (a) The term "Banking Day" means a day on which Lender is open at its main office for the purpose of conducting a commercial banking business and is not authorized to close and, with respect to the making or payment of any Loan bearing interest at LIBOR, notices in respect of any such Loan and the commencement and termination of Interest Periods, which is also a day on which U.S. dollar deposits are carried out in the London interbank deposit market.

    (b) The term "Guarantor" means any person or entity, or any persons or entities severally, now or hereafter guarantying payment or collection of all or any part of the Loans or any other liabilities owed by Borrower to Lender.

    (c) The term "FDlC" mens the Federal Deposit Insurance Corporation and any successor thereof.

    (d) The term "Interest Period" mens for each Loan bearing interest at LIBOR, the one, two, three or six month period commencing on the date such Loan is made or continued and ending on the day in the appropriate month which numerically corresponds to the first day of such Interest Period; provided, that if such numerically corresponding day is not a Banking Day, the relevant Interest Period shall end on the next succeeding day which is a Banking Day (unless such day falls in another calendar month, in which case the relevant Interest Period shall end on the last day which is a business day in Chicago and London which precedes such numerically corresponding day), and if there is no numerically corresponding day in the appropriate calendar month, the relevant Interest Period shall end on the last day of such month which is a Banking Day.

    (e) The term "Interim Maturity Date" for any Loan to which LIBOR applies means the last day of any Interest Period therefor.

    (f) The term "Net Chargeoffs" shall mean for any given fiscal year the consolidated total of gross loan charges for such fiscal year net of recoveries made during such fiscal year.

    (g) The term "Prime Rate" means that rate of interest announced from time to time by Lender called its prime rate, which rate may not at any time be the lowest rate charged by Lender. Changes in the rate of interest resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement of a change in the Prime Rate.

    (h) The term "Subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which Borrower owns directly or indirectly twenty-five percent (25%) or more of he outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise. The term Subsidiary includes each Subsidiary Bank unless stated otherwise explicitly.

    (i) The term "Subsidiary Bank" means each Subsidiary which is a bank.

    (j) The term "Tangible Net Worth" shall mean at any date the total shareholders' equity (including all classes of capital stock, capital surplus, additional paid-in capital, retained earnings, contingencies, and capital reserves), minus the cost of common stock reacquired by the Borrower and other capital accounts of the Borrower at such date, minus goodwill, patents, trademarks, service marks, trade names, copyrights, and all intangible assets (including without limitation ''core-deposit intangibles" and unidentifiable intangibles resulting from acquisitions) and all items that are treated as intangible assets under generally accepted accounting principles or that otherwise fit within the definition of "intangible assets" in the instructions for the call report of the FDlC, minus unrealized gains on "available for sale'' securities, and plus unrealized losses on "available for sale" securities.

    (k) The term "Tier 1 Capital" mens the same as that determined under the capital formula currently used by the Federal Reserve Board.

    (l) The term "Total Capital" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

    (m) The term "Unmatured Event of Default" means an event or condition which would become an Event of Default with notice or the passage of time or both.

    (n) Except as and unless otherwise specifically provided herein, all accounting terms shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this

     Agreement shall be prepared, in a manner consistent with the financial statements referred to above.

      SECTION 8.2. APPLICABILITY OF SUBSIDIARY REFERENCES. Terms hereof pertaining to any Subsidiary shall apply only during such times as Borrower has any Subsidiary.

                    SECTION 9. NO INTEREST OVER LEGAL RATE.

     Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept or collect any interest which when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration. prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate. then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

                        SECTION 10. PAYMENTS, ETC.

     All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. Borrower shall receive immediate credit on payments received during Lender's normal banking hours if made in cash, immediately available funds, or by debit to available balances in an account at Lender; otherwise pavements shall be credited after clearance through normal banking channels. Borrower authorizes Lender to charge any account of Borrower maintained with Lender for any amounts of principal, interest, taxes, duties, or other charges or amounts due or payable hereunder, with the amount of such payment subject to availability of collected balances in Lender's discretion; unless Borrower instructs otherwise, all Loans shall be credited to an account(s) of Borrower with Lender. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Agreement, the Term Note, the Loans or the proceeds, Lender or Borrower by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender's income.



                          SECTION 11. SETOFF.

     At any time and without notice of any kind, any account, deposit or other indebtedness owing by Lender to Borrower, and any securities or other property of Borrower delivered to or left in the possession of Lender or its nominee or bailee, may be set off against and applied in payment of any obligation hereunder, whether due or not.

                           SECTION 12. NOTICES

     All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Lender to its office indicated above (Attention:
Division Head, Correspondent Services Division), and if to Borrower to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Borrower, may appear in Lender's records.

                         SECTION 13. MISCELLANEOUS.

     This Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the content requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references o this Agreement. This Agreement shall bind Borrower successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Lender may sell participations in this Agreement and the Term Loan and may provide to any actual or prospective participant any notices, documents, financial statements and other information concerning Borrower or any Subsidiary that may be delivered to or obtained by Lender from time to time. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Except as otherwise specifically provided herein, Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith. Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder and under the Note, respectively, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default, or failure to exercise, and no delay in exercising, on the part of Lender any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 14. WAIVER OF JURY TRIAL, ETC.

     BORROWER HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S
SOLE AND
ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH
RESPECT TO,
ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY
DOCUMENT OR
INSTRUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE SUBJECT TO
LITIGATION IN
COURTS HAVING SITUS WITHIN OR JURISDICTION OVER COOK COUNTY,
ILLINOIS.
BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY
LOCAL, STATE
OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH
COUNTY, AND HEREBY
IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND
TRIAL BY JURY,
TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER
PROCEEDING BROUGHT
BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH, OR TO CLAIM THAT ANY
SUCH
PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                              FORT WAYNE NATIONAL CORPORATION

                              By:  /S/  Stephen R. Gillig
                              Name: Stephen R. Gillig
                              Title: Executive Vice President
                                      and Chief Financial Officer

                              Address for notices:
                              Fort Wayne National Corporation
                              110 West Berry Street
                              Fort Wayne, Indiana 46801-0110
                              Attention: Chief Financial Officer

                              THE NORTHERN TRUST COMPANY
                              By: /S/ Alisa A. Kaplan
                              Name: Alisa A. Kaplan
                              Title: Vice President
                              Address for notices:
                              The Northern Trust Company
                              50 South LaSalle Street
                              Chicago, Illinois 60675
                              Attention: Division Head,
                                         Correspondent Banking Services

                                   EXHIBIT A

                                   TERM NOTE
                             (Bank Holding Company)

$15,000,000                                            Chicago, Illinois
                                                       May 31, 1996

     FOR VALUE RECEIVED, FORT WAYNE NATIONAL CORPORATION, a corporation formed under the laws of the State of Indiana ("Borrower"), promises to pay to the order of THE NORTHERN TRUST COMPANY, an Illinois banking corporation
(hereafter,
together with any subsequent holder hereof, called "Lender''), at its main banking office at 50 South LaSalle Street, Chicago, Illinois 60675, or at such other place as Lender may direct, the principal sum of FIFTEEN MILLION UNITED STATES DOLLARS ($15,000,000) (the "Loan"), payable in twenty-eight (28) consecutive quarterly principal instalment(s) consisting of, twenty-seen (27) installments of $55,714.28 each and a twenty-eighth (28th) and final installment of 311 then remaining unpaid principal, one installment being payable on the last Banking Day of each March, June, September and December of each year, commencing in September, 1996; provided that, notwithstanding the foregoing, any and all remaining outstanding principal shall be due and payable in full on the last Banking Day in June, 200, the scheduled maturity date of this Note.

     Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder on the dates and at the rate or rates as set forth in the Term Loan Agreement (as hereinafter defined).

     Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

     This Note evidences indebtedness incurred under a Term Loan Agreement dated as of the date hereof executed by and between the Borrower and Lender (and, if amended, restated or replaced, all amendments, restatements and replacements thereto or therefor, if any) (the "Term Loan Agreement"), to which Term Loan Agreement reference is hereby made for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated.

     This Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the content requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Note. This Note shall bind Borrower successors and assigns, and shall inure to the benefit or Lender, its successors and assigns, except that Borrower may not transfer or assign any or its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

                              FORT WAYNE NATIONAL CORPORATION
                              By: /S/ Stephen R. Gillig
                              Name: Stephen R. Gillig
                              Title: Executive Vice President and Chief
                                     Financial Officer

                                    EXHIBIT B

                                  SUBSIDIARIES

FORT WAYNE NATIONAL CORPORATION
100% OWNERSHIP

     FORT WAYNE NATIONAL LIFE INSURANCE CO.
     (Phoenix, AZ)

     FORT WAYNE NATIONAL BANK
     (Fort Wayne, IN)

     THE AUBURN STATE BANK
     (Auburn, IN)

     CHURUBUSCO STATE BANK
     (Churubusco, IN)

     OLD-FIRST NATIONAL BANK IN BLUFFTON
     (Bluffton, IN)

     FIRST NATIONAL BANK OF WARSAW
     (Warsaw, IN)

     FIRST NATIONAL BANK OF HUNTINGTON
     (Huntington, IN)










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